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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: January 31, 2002
                        (Date of earliest event reported)




                           VERIZON COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)




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
              Delaware                               1-8606                                23-2259884
    (State or other jurisdiction of          (Commission File Number)         (I.R.S. Employer Identification No.)
            incorporation)


       1095 Avenue of the Americas,
            New York, New York                                                               10036
  (Address of principal executive offices)                                                 (Zip Code)
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       Registrant's telephone number, including area code: (212) 395-2121



                                 Not applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

     Attached as an exhibit is a press release issued by Verizon Communications Inc. on January 31, 2002, announcing earnings for the fourth quarter of 2001 and the year ended December 31, 2001, and providing its financial outlook for 2002. The Company has included in its targeted earnings per share range of $3.20 - $3.30 an estimated $0.07 benefit from the implementation of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," related to a change in the amortization of goodwill and an estimated increase in pension and other post-retirement benefit costs of $0.09 and potential changes such as amortization of wireless licenses and additional costs of approximately $0.04 related to the September 11th terrorist attacks.

The financial targets do not reflect the consolidation of Telecomunicaciones de Puerto Rico, Inc. (TELPRI), which became effective January 1, 2002. Consolidating TELPRI revenues is estimated to increase the expected revenue growth rate in 2002 by approximately 200 basis points.

The Company expects growth in 2002 to be driven primarily by the Company's Wireless and International businesses and its Long Distance, DSL and Data Transport services. The Company estimates Domestic Telecom growth for 2002 to be flat, with negative growth during the first half of the year. Expected reductions in capital expenditures for 2002 are reflected primarily by a reduction of approximately $2 billion for Domestic Telecom operations. The Company is targeting its Long Distance business to be profitable in 2003.

           Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final outcome of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, and unbundled network element and resale rates; the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets; the timing and profitability of our entry and expansion in the national long-distance market; our ability to satisfy regulatory merger conditions and obtain combined company revenue enhancements and cost savings; the profitability of our broadband operations; the ability of Verizon Wireless to achieve revenue enhancements and cost savings, and obtain sufficient spectrum resources; the continuing financial needs of Genuity Inc., our ability to convert our ownership interest in Genuity into a controlling interest consistent with regulatory conditions, and Genuity's ensuing profitability; our ability to recover insurance proceeds relating to equipment losses and other adverse financial impacts resulting from the terrorist attacks on Sept. 11, 2001; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         99 Press release and financial tables dated January 31, 2002, issued by Verizon Communications Inc. and contained in its Investor Relations Bulletin.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           Verizon Communications Inc.
                                     ----------------------------------------
                                                  (Registrant)

Date:   January 31, 2002                     /s/ Lawrence R. Whitman
      ---------------------          ----------------------------------------
                                     Lawrence R. Whitman
                                     Senior Vice President and Controller

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                                  EXHIBIT INDEX

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
EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
99 Press release and financial tables, dated January 31, 2002, issued by Verizon Communications Inc. and contained in its Investor Relations Bulletin.
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